Exhibit 10.1

Segments

SUCCESS BONUS AGREEMENT

This SUCCESS BONUS AGREEMENT (the “Agreement”) is made and entered into this 15th day of September 2023, by and between CommScope, Inc. (the “Company”), and Gonzaga Chow (“Employee”). For purposes of this Agreement, the Company and Employee are referred to collectively as the “Parties.”

RECITALS

The Company intends to enter into a transaction to separate or divest its Home Networks business (“Home Networks”) (the “Transaction”).

In order to recognize Employee’s valuable leadership and contributions to the success of the Company and Home Networks, and to encourage Employee’s continued commitment, dedication, and services leading up to and following the consummation of the Transaction, the Company wishes to provide an incentive to encourage Employee to remain actively employed by the Company through the consummation of the Transaction (the “Closing”).

Accordingly, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Effectiveness. This Agreement shall be effective as of the date first written above (the “Effective Date”) and requires that the Closing of the Transaction occur on or before March 15, 2025 (the “End Date”). Should the Transaction not Close on or prior to the End Date, no Success Bonus shall be paid to Employee pursuant to this Agreement.

2. Bonus Award.

(a) Subject to the terms and conditions of this Agreement, upon the Closing of the Transaction on or prior to the End Date, the Company will pay Employee a cash award equal to $500,000, less withholding for taxes and other similar items (the “Success Bonus”), provided that Employee remains employed by the Company through such Closing. The Success Bonus shall be payable to Employee within thirty (30) days following such Closing.

(b) The Parties agree that the Success Bonus is over and above any payments to which Employee may otherwise be eligible to receive.

3. Termination of Employment.

(a) In the event that, prior to the Closing, (i) Employee terminates his/her employment with the Company, whether by resignation, retirement or otherwise, or (ii) the Company terminates Employee’s employment for any reason, then Employee shall not be entitled to payment of the Success Bonus.

Employee Initials: ______

(b) The Parties agree that this Agreement does not create any rights in Employee beyond the potential right to payment of the Success Bonus that may be earned hereunder. The potential Success Bonus should be viewed as an indication of the Company’s confidence in and appreciation of Employee’s abilities and contributions, and as an additional form of compensation to meet a special purpose. Any Success Bonus earned will be in addition to any other compensation or benefits that Employee may otherwise be eligible to receive from the Company and is not a permanent or recurring element of Employee’s compensation at the Company, nor will it impact any other element of compensation for which Employee may otherwise be eligible.

(c) Notwithstanding anything to the contrary in this Agreement or in the Severance Protection Agreement, dated as of October 4, 2022, between the Company and Employee (the “SPA”), Employee acknowledges and agrees that if Employee becomes entitled to receive a Success Bonus under this Agreement, then he shall not be entitled to any compensation or benefits pursuant to the SPA in connection with the termination of his employment with the Company or its affiliates in connection with the Closing of the Transaction.

4.
Confidentiality. Employee acknowledges that the terms of this Agreement are confidential. Accordingly, Employee agrees not to disclose or publish, verbally, in writing or otherwise, to any person or entity, except his/her spouse, his/her legal and tax advisors, or as required by law, any of the details leading up to the making of this Agreement, the terms and conditions or sums being paid in connection with this Agreement, or whether the terms of the Agreement are satisfactory in his/her opinion.
5.
Employment Status. Nothing in this Agreement shall be construed as a commitment, guarantee, agreement, or understanding of any kind or nature that the Company will continue to employ Employee, nor will this Agreement affect in any way the right of the Company to terminate Employee’s employment at any time and for any reason (unless otherwise agreed to by the Parties separately in writing). Employee acknowledges and agrees that he/she is an “at will” employee.
6.
Section 409A.
(a)
General. This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. Nevertheless, the tax treatment of the payments and benefits provided under the Agreement is not warranted or guaranteed. Neither the Company, its affiliates, nor their directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by Employee as a result of the application of Section 409A of the Code.
7.
Miscellaneous.
(a)
Applicable Law; Forum Selection; Consent to Jurisdiction. The Parties agree that this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina without giving effect to its conflicts of law principles. Employee agrees that the exclusive forum for any action to enforce this Agreement, as well as any

Employee Initials: _____

action relating to or arising out of this Agreement, shall be the state or federal courts of the State of North Carolina. With respect to any such court action, Employee hereby (a) irrevocably submits to the personal jurisdiction of such courts; (b) consents to service of process; (c) consents to venue; and (d) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, service of process, or venue. Both Parties hereto further agree that the state and federal courts of the State of North Carolina are convenient forums for any dispute that may arise herefrom and that neither party shall raise as a defense that such courts are not convenient forums.
(b)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
(c)
Waiver. Failure of either Party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the Party making the waiver.
(d)
Entire Agreement; Amendment. This Agreement contains the entire agreement between the Company and Employee with respect to the subject matter hereof and, from and after the date hereof, this Agreement shall supersede any other agreement, written or oral, between the Parties relating to the subject matter of this Agreement. This Agreement may not be amended or modified otherwise than by a written agreement executed by the Parties hereto or their respective successors and legal representatives.
(e)
Assignment. The rights and obligations of the Company may be assigned, and this Agreement shall be binding and inure to the benefit of the Company, its successors and assigns. No right, obligation or duty of this Agreement may be assigned by Employee without the prior written consent of the Company.
(f)
Construction. The Parties understand and agree that because they both have been given the opportunity to have counsel review and revise this Agreement, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either of the Parties.
(g)
Counterparts. This Agreement may be executed in counterparts (including by means of electronic signature, such as DocuSign), each of which shall be deemed an original, but all of which together shall constitute a single instrument. Execution of this Agreement may be made by providing a signed original copy or providing a signature via facsimile or other electronic means, such as portable document format (PDF).

[signatures appear on following page]

Employee Initials: _____

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Retention Agreement.

Employee

By:	/s/ Gonzaga Chow

Date:	10/25/2023

CommScope, Inc.

By:	/s/ Robyn Mingle

Name:	Robyn Mingle

Title:	SVP & CHRO

Date:	10/25/2023

Employee Initials: _____